UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

COINSTAR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2006

We recently mailed a Proxy Statement dated April 27, 2006 relating to the 2006 Annual Meeting of Stockholders of Coinstar, Inc. to be held on Thursday, June 8, 2006.

On page 1 of the Proxy Statement, we indicated that as of the close of business on Thursday, April 13, 2006 (the record date) there were 29,118,231 shares of Coinstar common stock outstanding and entitled to vote.

We have recently determined that this number of shares incorrectly included shares held in treasury, which shares are not deemed outstanding and are not entitled to vote. As corrected, as of Thursday, April 13, 2006 (the record date), there were 27,875,883 shares of Coinstar common stock outstanding and entitled to vote.

This information should be read in conjunction with the Proxy Statement and the Proxy Statement is amended to the extent set forth herein.